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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-94541 of Carrier1 International S.A. on Form S-1 of our report dated February 11, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Carrier1 International S.A., listed in Item 16(b). This financial schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE EXPERTA AG

/s/ David Wilson                                /s/ Aniko Smith


David Wilson                                  Aniko Smith
Erlenbach, Switzerland
February 16, 2000